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                                                                     EXHIBIT 3.7

                                TLP HOLDINGS, LLC
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

     This limited liability company operating agreement of TLP Holdings, LLC, a Delaware limited liability company, is adopted as of the 14 day of August, 2001, by TransCore Holdings, Inc., a Delaware corporation, as the sole Member.

                                    SECTION 1
                       DEFINED TERMS; OPERATION OF COMPANY

     1.1 Defined Terms. When used in this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Act" means the Delaware Limited Liability Company Act.

          "Agreement" means this limited liability company agreement, as the same may be amended from time to time.

          "Board" means the Company's Board of Managers.

          "Capital Contribution" means the amount of money and the fair market value of any property contributed to the Company by the Member (net of any liabilities to which such property is subject or that are assumed by the Company in connection with such contribution).

          "Certificate" means the certificate of formation for the Company, and any amendments thereto.

          "Company" means the limited liability company formed and operated pursuant to the terms of this Agreement.

          "Manager" means any Person hereafter elected to the Board as provided in this Agreement, but does not include any Person who has ceased to be a member of the Board.

          "Member" means the Person listed as the Member in the preamble to this Agreement, and any Person subsequently admitted as a Member in accordance with the terms of this Agreement.

          "Net Cash Flow" means gross cash proceeds of the Company from all sources other than Capital Contributions, including reductions in Reserves that reduced Net Cash Flow for prior periods, reduced by the portion of such cash proceeds used (i) to pay Company expenses, including debt service, (ii) to acquire capital improvements, and (iii) to fund Reserves.

          "Person" means any individual or any partnership, corporation, trust, limited liability company or other legal entity.

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          "Profits" and "Losses" mean, for each year or other period, an amount equal to the Company's federal taxable income or loss for such year or period, and all corresponding items of income, gain, loss, deduction, and credit.

          "Reserves" means amounts set aside to pay future costs or expenses that are anticipated to exceed cash available to pay such costs or expenses when due, as determined in the sole discretion of the Board.

     1.2 Formation; Name. The Company was formed by the filing of the Certificate. The Company shall be operated as a limited liability company pursuant to this Agreement and the Act. Whenever the terms of this Agreement conflict with any provision of the Act, the terms of this Agreement shall control except to the extent any provision of the Act cannot be waived or altered by a limited liability company operating agreement. The Company shall be operated under the name "TLP Holdings, LLC." The Board shall cause an authorized Person to file such other certificates and documents as are necessary to qualify the Company to conduct business in any jurisdiction in which the Company conducts business.

     1.3 Registered Agent and Office; Principal Office. The registered agent and office of the Company required under the Act shall be as designated in the Certificate, and may be changed by the Board in accordance with the Act. The principal business office of the Company shall be at such place as the Board may designate from time to time which need not be in the State of Delaware and the Company shall maintain records there.

     1.4 Purpose. The purpose and business of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company is authorized to do any and all acts and things necessary, appropriate, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Company.

     1.5 Term. The term of the Company shall commence on the date of filing of the Certificate, and the Company shall continue until the Company is terminated in accordance with this Agreement.

                                    SECTION 2
                              CAPITAL CONTRIBUTIONS

     2.1 Capital Contributions. The capital contribution of the Member along with the shares held by the Member in the Company are as set forth on Exhibit "A" attached hereto. The Member shall not be obligated to make any additional Capital Contributions to the Company.

                                    SECTION 3
                                  DISTRIBUTIONS

     3.1 Distributions of Net Cash Flow. All Net Cash Flow shall be distributed to the Member at such times and in such amounts as shall be determined by the Board.

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                                    SECTION 4
                               PROFITS AND LOSSES

     4.1 Tax Classification. The Member intends that the Company be a disregarded entity for federal income tax purposes, in accordance with Treasury Regulation Section 301.7701-3(b)(ii). All of the Profits and Losses of the Company shall be reported by the Member in accordance with such classification.

                                    SECTION 5
                              MANAGEMENT OF COMPANY

     5.1 Management. The Managers shall serve as representatives of the Member for all purposes of this Agreement. Accordingly, except as otherwise expressly provided by this Agreement or by the Act, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board and (ii) the Board shall make all decisions and take all actions for the Company.

     5.2  Board of Managers.

          5.2.1 The number and identity of the Managers on the Board shall be as set forth by the Member from time to time. Initially, the Member shall elect three (3) persons to constitute the Board of Managers.

          5.2.2 The following is a list of the names of each individual initially elected to the Board by the Member:

     John M. Worthington
     David G. Sparks
     Claudia F. Wiegand

     5.3  Management by Officers.

          5.3.1. The Board may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. If such title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law ("DGCL"), the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in a manner consistent with this Agreement or the Act. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

          5.3.2. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at

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the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in its judgement the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occuring in any office of the Company may be filled by the Board.

          5.3.3. If required by the Board, any officer shall give the Company a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Company, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

     5.4 Company Expenses. All expenses of the Company shall be billed directly to and paid by the Company. The Managers and officers shall be reimbursed for all expenses incurred by them for or on behalf of the Company, including travel, telephone, and secretarial costs. The Managers and officers shall be entitled to such compensation for services as the Member may determine.

                                   SECTION 6.
                              MEETINGS OF THE BOARD

     6.1 Place of Meetings, Meetings by Telephone. Meetings of the Board shall be held at the principal place of business of the Company, or at such other places as a majority of the Board may designate from time to time. Any such meeting may be held by conference telephone or similar communication equipment so long as all members of the Board participating in the meeting can hear one another, and all members of the Board participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

     6.2 Call of Meetings; Minutes. Meetings of the Board may be called at any time by any member of the Board or by the President of the Company. Written minutes shall be taken at each meeting of the Board and distributed to the members of the Board promptly after such meeting and prior to, and for approval at, the next meeting; provided, however, that any action taken or any matter agreed upon by the Board at the meeting shall be deemed effective and final, whether or not written minutes of the meeting have been prepared or formalized.

     6.3 Notice of Meetings of the Board. All notices of meetings of the Board shall be sent or otherwise given in accordance with Section 6.4; provided, however, that (i) notice of regular meetings of the Board is not required and
(ii) special meetings of the Board may be called by any Manager on at least 24 hours' notice to each other Manager. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

     6.4 Manner of Giving Notice. Notice of any meeting of the Board shall be given to each member thereof by first class mail, by telegram or facsimile (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to that member of the

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Board at the address of that member appearing on the books of the Company or given by the member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered, or within three days of the time when deposited in the mail or the following day when deposited with a nationally recognized overnight courier, or the same day when sent by telegram or facsimile (or similar electronic means).

     6.5 Adjourned Meeting; Notice. Any meeting of the Board, whether or not a quorum is present, may be adjourned from time to time by the vote of the Board. When any meeting of the Board is adjourned to another time or place, notice need not be given of the adjourned meeting, unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Manager calling the original meeting shall give notice in accordance with the provisions of Sections 6.3 and 6.4 hereof. At the next meeting after an adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

     6.6 Waiver of Notice by Consent of Absent Members of Board. A member of the Board may waive notice of any meeting either explicitly or by attending a meeting for which he or she did not receive notice; provided, however, that attendance at a meeting is not a waiver of receipt of notice if attendance is made for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened; provided further that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

     6.7 Board Action by Written Consent Without a Meeting. Any action that may be taken at any meeting of the Board may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the number of Managers that would be necessary to take such action at a meeting at which all Managers entitled to vote on the action were present and voted. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Company and shall be maintained in the Company's records.

     6.8 Quorum; Voting. At any meeting of the Board, a majority of the members of the Board then serving shall constitute a quorum for the transaction of business. All matters and all actions taken by the Board shall be determined or done by consent or vote of a majority of the members of the Board.

                                    SECTION 7
                      BOOKS AND RECORDS; FINANCIAL MATTERS

     7.1 Books and Records. The Company books and records shall be maintained at the principal office of the Company. The Company books shall be closed and balanced at the end of each year.

     7.2 Fiscal Year. The fiscal year of the Company shall end on the same day as the last day of the fiscal year of the Member.

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     7.3  Banking. All funds of the Company shall be deposited in the name of the Company in such checking account or accounts as shall be designated by the Board. All withdrawals therefrom are to be made upon checks signed by a Person or Persons authorized by the Board.

                                    SECTION 8
                            TRANSFERS AND ADMISSIONS

     8.1 Transfers. The Member may transfer, sell, assign, encumber, or otherwise dispose of all or any portion of the Member's interest in the Company without the consent of any other Person.

     8.2 Admissions. Any Person may be admitted as an additional or substitute Member with the consent of the Member, on such terms and conditions as shall be determined by the Member.

                                    SECTION 9
                           TERMINATION AND DISSOLUTION

     9.1 Dissolution Events. The Company shall be terminated and dissolved at such time or upon the happening of such events as shall be determined by the Member.

     9.2  Liquidation.

          9.2.1 Winding Up. Upon the dissolution of the Company, the Company's business shall be liquidated in an orderly manner. The Board shall determine which Company property shall be distributed in-kind and which Company property shall be liquidated. The liquidation of Company property shall be carried out as promptly as is consistent with obtaining the fair value thereof.

          9.2.2 Payments and Distributions. Company property or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority, with no distribution being made in any category set forth below until each preceding category has been satisfied in full:

                (a) To the payment and discharge of all of the Company's debts and liabilities, and the establishment of Reserves (which Reserves, to the extent no longer needed by the Company, shall be distributed in accordance with subsection (b) hereof) ;

                (b)  The balance shall be distributed to the Member.

                                   SECTION 10
                                  MISCELLANEOUS

     10.1 Successors. This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns.

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     10.2 Applicable Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware.

     10.3 Amendment. No change or modification to this Agreement shall be valid unless the same be approved by the Member.

     10.4 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     10.5 Construction. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

     10.6 Headings and Captions. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.


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     IN WITNESS WHEREOF, the Member has executed this Operating Agreement of TLP
Holdings, LLC as of the day and year first above written.

                                    MEMBER:

                                    TRANSCORE HOLDINGS, INC.

                                    By: /s/ Claudia F. Wiegand
                                        ----------------------------------------
                                    Name: Claudia F. Wiegand
                                    Title: Executive Vice President

                     [SIGNATURE PAGE TO OPERATING AGREEMENT]

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                                TLP HOLDINGS, LLC
                               OPERATING AGREEMENT
                                   EXHIBIT "A"

                           MEMBER CAPITAL CONTRIBUTION

  CAPITAL              SHARES
CONTRIBUTION            HELD
------------           ------
  $10,000               100

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